Exhibit 5.1

                               December 15, 1999

Board of Directors
Texas Instruments Incorporated
12500 TI Boulevard
P.O. Box 660199
Dallas, Texas  75266

To the Members of the Board of Directors:

As Senior Vice President, Secretary and General Counsel of Texas Instruments Incorporated (the "Company"), I am familiar with a registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $1,000,000,000 aggregate principal amount of (i) senior debt securities and subordinated debt securities (the "Debt Securities"); (ii) warrants to purchase Debt Securities or other securities or rights (the "Warrants"); (iii) purchase contracts (the "Purchase Contracts") requiring the holders thereof to purchase or sell (x) the Company's securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (y) currencies or composite currencies, or (z) commodities; (iv) units consisting of one or more of the foregoing securities (the "Units"); which Debt Securities, Warrants, Purchase Contracts and Units may be offered by the Company on a continuous or delayed basis pursuant to Rule 415 under the Act. The Debt Securities may be exchangeable for other Debt Securities, Warrants, Purchase Contracts or Units, or other securities or rights.

I have (directly or through attorneys acting under my direction) examined the Registration Statement, the Indenture (the "Indenture") dated as of July 15, 1996 between the Company and Citibank, N.A., as trustee, the Subordinated Indenture (the "Subordinated Indenture") dated as of December 16, 1999 between the Company and Chase Bank of Texas, National Association, as trustee, forms of warrant agreements and such records of the Company's corporate proceedings and such other documents and have made such other factual and legal investigations as I have deemed necessary or appropriate in order to render this opinion. Further, I am familiar with additional corporate procedures that the Company contemplates taking prior to the issuance of any Debt Securities, Warrants, Purchase Contracts and Units.

Based upon such examinations and investigations and subject to (i) the proposed additional proceedings being taken as are now contemplated prior to the issuance of the Debt Securities, Warrants, Purchase Contracts and Units; (ii) the terms of the Debt Securities, Warrants, Purchase Contracts and Units being otherwise in compliance with then applicable law; (iii) the due execution of the warrant agreements for attached warrants or bearer warrants; (iv) the effectiveness of the Registration Statement under the Act and the qualification of the Subordinated Indenture under the Trust Indenture Act of 1939, as amended; and
(v) the due execution, authentication and delivery of the Debt Securities, Warrants, Purchase Contracts and Units, I am of the opinion that the Debt Securities, Warrants, Purchase Contracts and Units will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be legally issued and valid and binding obligations of the Company.

I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Prospectus which is part of the Registration Statement. In giving such consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or of the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Richard J. Agnich
                                           --------------------------------
                                           Richard J. Agnich
                                           Senior Vice President, Secretary
                                           and General Counsel